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EXHIBIT 99.1

PS GROUP HOLDINGS, INC. REPORTS THE SALE OF ONE MD-80 AIRCRAFT BY ITS SUBSIDIARY, PS GROUP, INC.

     San Diego, CA, November 15, 1999 - PS Group Holdings, Inc. ("PSGH") reported today that its subsidiary, PS Group, Inc., sold on November 12, 1999 one MD-80 aircraft (which is leased to US Airways, Inc.) to Finova Capital Corporation. PSGH's fourth quarter 1999 results will include a net gain from this sale of approximately $130,000 - $.02 per share. Net cash proceeds were approximately $10.1 million. It is estimated that the tax gain from this sale (which, because of prior accelerated tax depreciation, is substantially higher than the book gain) will utilize approximately $2.7 million of PSGH's unused investment tax credits ("ITC's"). PSGH currently estimates that, as of December 31, 1999, it will have approximately $7.9 million of unused ITC's, which expire, if not used in the following years: $1.8 million in 2000; $2.9 million in 2001; and $3.2 million in 2002.

PSGH COMMON STOCK TRANSFER RESTRICTIONS
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     There are certain restrictions imposed on the transfer of common shares of
PSGH. In general, and subject to an exemption for certain dispositions of shares by persons who were "pre-existing 5% shareholders" (as defined in PSGH's Restated Certificate of Incorporation) on June 5, 1996, the transfer restrictions prohibit, without prior approval of the Board of Directors, the direct or indirect disposition or acquisition of any stock of PSGH by or to any holder who owns, or would, as a result thereof, own (either directly or through the tax attribution rules) 5% or more of the stock upon such acquisition. These restrictions were imposed in order to help preserve PSGH's net operating loss carry forwards ("NOL's") and unused ITC's and other tax benefits by decreasing the risk of an "ownership change" for federal income tax purposes. At the time these restrictions were imposed, PSGH had substantial NOL's and unused ITC's.
It is estimated that with the sale of aircraft earlier in 1999, these NOL's have been completely utilized, but unused ITC's and other tax benefits still remain. The transfer restrictions, by their terms, are scheduled to expire immediately following the conclusion of PSGH's Annual Meeting of Stockholders in the year 2000, unless the stockholders pass a resolution extending such expiration date.

FORWARD-LOOKING STATEMENTS
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     THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE
HARBOR" FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS RELEASE MAY BE DEEMED FORWARD-LOOKING, SUCH AS: THE AVAILABILITY OF CERTAIN TAX BENEFITS, THE AMOUNT OF TAX BENEFITS THAT WILL BE USED WITH AIRCRAFT SALES IN 1999, AND THE ESTIMATED AMOUNTS OF REMAINING TAX BENEFITS AS OF DECEMBER 31, 1999. INVESTORS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO: THE EFFICACY OF THE TRANSFER RESTRICTIONS ON PSGH'S COMMON STOCK IN PRESERVING PSGH'S REMAINING TAX BENEFITS, PSGH'S ABILITY TO REALIZE SUCH BENEFITS, AND THE POSSIBLE EFFECT ON THE AVAILABILITY OF SUCH BENEFITS IF STOCKHOLDERS OF PSGH DO NOT VOTE TO EXTEND SUCH TRANSFER RESTRICTIONS BEYOND THEIR SCHEDULED EXPIRATION IN THE YEAR 2000; THE POSSIBILITY THAT THE AMOUNT OF TAX BENEFITS ACTUALLY USED IN THE 1999 AIRCRAFT SALES AND THE AMOUNTS OF REMAINING TAX BENEFITS AS OF DECEMBER 31, 1999 WILL BE DIFFERENT THAN THE AMOUNTS ESTIMATED; THE IMPACT OF ECONOMIC CONDITIONS ON EACH BUSINESS SEGMENT; THE IMPACT OF COMPETITION; THE IMPACT OF GOVERNMENTAL LEGISLATION AND REGULATION AND POSSIBLE FUTURE CHANGES THEREIN; AND OTHER RISKS DISCUSSED IN THIS PRESS RELEASE AND IN FILINGS PSGH HAS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SHOULD ANY OF SUCH RISKS OR UNCERTAINTIES MATERIALIZE OR SHOULD OTHER ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS OR OUTCOMES MAY VARY MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS. PSGH DOES NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS.


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    CONTACT -  LAWRENCE A. GUSKE, PS GROUP HOLDINGS, INC. - (858) 642-2982